Filed Pursuant to Rule 424(b)(5)

Registration No. 333-231980

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 18, 2019)

$25,000,000

OncoCyte Corporation

Common Stock

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (“Piper Sandler”), relating to shares of our common stock, no par value, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 million from time to time through Piper Sandler acting as our sales agent.

Our common stock is listed on the NYSE American under the symbol “OCX.” The last reported sale price of our common stock on March 19, 2020 was $1.99 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Piper Sandler is not required to sell any specific amount of securities, but will act as our sales agent on a best efforts basis and will use commercially reasonable efforts to sell on our behalf all of the common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Piper Sandler and us.

The compensation to Piper Sandler for sales of common stock sold pursuant to the Equity Distribution Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus supplement is March 20, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 under the accompanying prospectus. Under this prospectus supplement and the accompanying prospectus, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

We are providing information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and Piper Sandler has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or Piper Sandler that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated into each by reference contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus supplement titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated into each by reference include, among other things, statements about:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of product candidates;

●	the potential commercialization of our diagnostic tests currently in development;

●	the timing and success of future clinical trials and the period during which the results of the clinical trials will become available;

●	the potential receipt of revenue from future sales of our products or products in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around patient populations, market size and price points for reimbursement for our diagnostic tests

●	our estimates regarding future revenues and operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations; and

●	our competitive position.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, and the accompanying prospectus and the information incorporated into each by reference. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any shares of common stock, you should consider carefully all of the risk factors set forth or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that could cause actual results to differ.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”) that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “OncoCyte,” “we,” “us,” “our,” “the Company” or similar words refer to OncoCyte Corporation, together with our consolidated subsidiaries.

Overview

We are a molecular diagnostics company whose mission is to provide actionable answers at critical decision points during the course of lung cancer care, with the goal of improving patient outcomes by accelerating and optimizing diagnosis and treatment. Our first product for commercial release is a proprietary treatment stratification test called DetermaRx™ that identifies which patients with early stage non-small cell lung cancer may benefit from chemotherapy, resulting in a significantly higher, five-year survival rate. We are also developing DetermaDx™, as a proprietary non-invasive blood test using molecular markers to determine whether lung nodules detected through imaging are unlikely to be malignant, with the goal of reducing the number of unnecessary invasive and expensive diagnostic biopsy procedures.

We hold a 25% equity interest in Razor Genomics, Inc. (“Razor”), a privately held company that developed DetermaRx™. We have licensed from Razor all rights to commercialize DetermaRx™ and plan to conduct certain clinical trials for purposes of promoting commercialization.

Recent Developments

Acquisition of Insight Genetics, Inc.

On January 31, 2020, we completed the acquisition of Insight Genetics, Inc. (“Insight”), pursuant to an Agreement and Plan of Merger, dated as of January 10, 2020 (the “Merger Agreement”), pursuant to which a newly incorporated wholly-owned subsidiary of OncoCyte merged with and into Insight such that the separate existence of Merger Sub ceased and Insight survived as our wholly owned subsidiary (the “Merger”).

Prior to the Merger, Insight was a privately-held company specializing in the discovery, development and commercialization of two cancer diagnostic tests: an Immuno-Oncology Assay (which we refer to as the “DetermaIO™ Assay”), a multi-gene molecular diagnostic test under development for use in determining the likely effectiveness of immunotherapy in certain cancers, including lung cancer; and a multi-gene, molecular diagnostic test under development that detect specific cancer biomarkers in triple negative breast cancer (“TNBC Assay”). These two assays we collectively refer to as the Insight Assays. We entered into the Merger Agreement to acquire Insight’s technology and pharma service offerings. Insight has a CLIA-certified diagnostic laboratory in Nashville, Tennessee, with the capacity to support clinical trials or assay design on certain commercially available analytic platforms that may be used to develop additional diagnostic tests. Insight has also performed assay development and clinical testing for pharmaceutical and biotechnology companies.

We are currently devoting substantially all of our efforts on developing and commercializing our cancer diagnostic tests DetermaDx™, DetermaRx™, and the Insight Assays.

Corporate Information

We were incorporated in 2009 in the state of California and were formerly a majority-owned subsidiary of Lineage Cell Therapeutics, Inc. (formerly known as BioTime, Inc.) (“Lineage”), a publicly traded, clinical-stage, biotechnology company developing new cellular therapies for degenerative retinal diseases, neurological conditions associated with demyelination, and aiding the body in detecting and combating cancer. Since February 17, 2017, we ceased to be a subsidiary of Lineage for financial reporting purposes when Lineage’s percentage ownership of our outstanding common stock declined below 50% and, as of the date of this prospectus supplement, because Lineage’s ownership interest in our common stock has decreased to below 10%, Lineage no longer exercises significant influence over our operations and management. However, we may still be considered an affiliate of Lineage. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

S-3

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’ s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	exemption from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

S-4

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding immediately after this offering(1)	Up to 64,535,644 shares of common stock, assuming sales of 12,562,814 shares of our common stock in this offering at an assumed public offering price of $1.99 per share, which was the last reported sale price of our common stock on the NYSE American on March 19, 2020. The actual number of shares sold will vary depending on the sales price under this offering and the number of authorized but unissued shares we have available for sale.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Piper Sandler. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, primarily to support our DetermaRx™ and DetermaDx™, and Insight Assays development and commercialization efforts, including additional clinical studies to support reimbursement and adoption, to initiate future product development, and for general corporate and working capital purposes. We may also use net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement other than our previously disclosed agreement to fully acquire Razor upon the meeting of certain milestones and contingent considerations to be paid to Razor and Insight. See “Use of Proceeds” beginning on page S-8 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the documents and other information incorporated by reference in or included in this prospectus supplement, for a discussion of the risks you should carefully consider before investing in our common stock.

NYSE American symbol for our common stock	“OCX”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 51,972,830 shares of our common stock outstanding as of September 30, 2019, and excludes:

●	3,285,339 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2019, with exercise prices ranging from $1.77 to $5.50 per share;

●	3,295,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of September 30, 2019, with a weighted-average exercise price of $3.10 per share;

●

3,887,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of September 30, 2019, with a weighted-average exercise price of $2.94 per share;

●	85,000 restricted stock units issued to our executive officers under our 2018 Equity Incentive Plan;

●	6,943,000 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of September 30, 2019;

●	8,582,600 shares of common stock issued in connection with public offerings we completed in November 2019 and January 2020; and

●	1,915,692 shares of common stock issued in connection with the acquisition of Insight which we completed on January 31, 2020.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities, including without limitation the risk factors listed under Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed with the SEC. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering, and could spend those resources for purposes other than those described in the “Use of Proceeds” portion of this prospectus supplement, and in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 12,562,814 shares of our common stock are sold at a price of $1.99 per share, the last reported sale price of our common stock on the NYSE American on March 19, 2020, for aggregate gross proceeds of approximately $25.0 million and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.16 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-9 of this prospectus supplement. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders, including, but not limited to, pursuant to our current effective registration statement for sales by existing holders, concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with Piper Sandler and compliance with applicable law, we have the discretion to deliver placement notices to Piper Sandler at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Piper Sandler after our delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Piper Sandler.

S-6

The shares of common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If we are deemed to be an investment company, we may have to institute burdensome compliance requirements and our activities may be restricted.

An entity that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading, or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Based on the securities we hold, including our equity ownership in a privately held company, we may not meet requirements for an exemption promulgated under the 1940 Act. If we are deemed to be an investment company under the 1940 Act, we would be subject to additional limitations on operating our business including limitations on the issuance of securities, which may make it difficult for us to raise capital.

Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak.

The outbreak of the novel strain of coronavirus (“COVID-19”) could disrupt our operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who elect not to come to work due to the illness affecting others in our office or laboratory facilities, or due to quarantines. COVID-19 illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

Supplies of chemical reagents used in our diagnostic and research laboratories could be disrupted if the manufacturers or suppliers of the reagents or chemicals used in the reagents experience absenteeism due to illness of their employees or due to local quarantines. Absenteeism due to coronavirus illness could also impact companies that the reagent manufacturers use to ship reagents to us. We cannot presently predict the extent to which the virus may impact our operations.

We are expecting a final local coverage decision from Centers for Medicare and Medicaid Services Molecular Diagnostic Services Program (“CMS/MolDx”) for reimbursement of patient costs of DetermaRx™ but it is possible that the timing of that decision could be delayed due to absenteeism by CMS employees or by the diversion of their efforts and attention to reimbursement approval of new diagnostic tests or other activities related to COVID-19. Further, the regulatory framework governing private laboratories and molecular diagnostic companies may be affected as governmental authorities respond to the COVID-19 outbreak, which may have unanticipated and unforeseen impact on our operations.

The anticipated economic consequences of the COVID-19 pandemic have adversely impacted financial markets, resulting in high share price volatility, reduced market liquidity, and substantial declines in the market prices of the shares of most publicly traded companies, including Oncocyte. Volatile or declining markets for equities could adversely affect our ability to raise capital when needed through the sale of shares of common stock or other equity securities. While these market conditions persist when we need to raise capital, and if we are able to sell shares of our common stock under then prevailing market conditions, we might have to accept lower prices for our shares and issue a larger number of shares than might have been the case under better market conditions, resulting in significant dilution of the interests of our shareholders.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $25,000,000 from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement.

We currently intend to use the net proceeds from this offering, if any, primarily to support the DetermaRx™ and DetermaDx™, and Insight Assays development and commercialization efforts and additional clinical studies to support reimbursement and adoption, to initiate future product development, and for general corporate and working capital purposes. Additionally, as part of our strategic business plan, we regularly research and evaluate the acquisition of businesses or technologies that we believe are complementary to our own product development and commercialization efforts. Consequently, we may use net proceeds from the offering to invest in or acquire businesses or assets, including also licensing rights to use technologies. Our strategic initiatives are currently focused on, and we are actively evaluating, businesses or technologies that we believe will allow us to acquire additional cancer tests for development. However, we have no binding agreements with respect to any such acquisitions in place as of the date of this prospectus supplement other than our previously disclosed agreement to fully acquire Razor upon the meeting of certain milestones and contingent considerations to be paid to Razor and Insight. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our board of directors believes the flexibility in application of the net proceeds is prudent.

We have not determined the exact amounts we plan to spend on any of the purposes listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering, the progress of our development and commercialization efforts, the results of our clinical studies, and any unforeseen cash needs.

Pending application of the net proceeds as described above, we may temporarily invest any net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

S-8

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2019 was approximately $29.3 million, or $0.56 per share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of our common stock outstanding as of September 30, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the issuance and sale of 12,562,814 shares of common stock in this offering at an assumed offering price of $1.99 per share, the last reported sale price of our common stock on the NYSE American on March 19, 2020, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $53.3 million, or $0.83 per share. This represents an immediate increase in as adjusted net tangible book value of $0.27 per share to existing stockholders and an immediate dilution of $1.16 per share to new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share		$1.99
Net tangible book value per share as of September 30, 2019	$0.56
Increase in net tangible book value per share attributable to this offering	0.27
As adjusted net tangible book value per share as at September 30, 2019, after giving effect to this offering		0.83
Dilution per share to new investors participating in this offering		$1.16

The above discussion and table is based on 51,972,830 shares of our common stock outstanding as of September 30, 2019, and excludes:

●	3,285,339 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2019, with exercise prices ranging from $1.77 to $5.50 per share;

●	3,295,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of September 30, 2019, with a weighted-average exercise price of $3.10 per share;

●	3,887,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of September 30, 2019, with a weighted-average exercise price of $2.94 per share;

●	85,000 restricted stock units issued to our executive officers under our 2018 Equity Incentive Plan;

●	6,943,000 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of September 30, 2019;

●	8,582,600 shares of common stock issued in connection with public offerings we completed in November 2019 and January 2020; and

●	1,915,692 shares of common stock issued in connection with the acquisition of Insight which we completed on January 31, 2020.

To the extent that any outstanding options or warrants are exercised, new options, restricted stock or restricted stock units are issued under our equity incentive plan, shares of common stock are sold under our employee stock purchase plan or we otherwise issue additional shares of common stock or other equity or convertible debt securities in the future, you will experience further dilution.

S-9

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Piper Sandler, as our sales agent. This prospectus is only offering $25,000,000 in shares of our common stock. We will be required to file another prospectus or prospectus supplement in the event we want to offer more than $25,000,000 in shares of our common stock in accordance with the terms of the Equity Distribution Agreement. Piper Sandler will use commercially reasonable efforts to sell on our behalf all shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct Piper Sandler not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Sandler may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the Equity Distribution Agreement.

Piper Sandler may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American or on any other existing trading market for our common stock. Piper Sandler will provide written confirmation to us no later than the opening of trading on the NYSE American on the day following each day in which our common stock is sold under the Equity Distribution Agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the volume-weighted average price of the shares sold, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with such sales.

We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our common stock. Piper Sandler will be entitled to compensation in an amount up to 3.0% of the gross sales price of all common stock sold through it as sales agent under the Equity Distribution Agreement. We have also agreed to reimburse Piper Sandler for the out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $50,000, and for FINRA-related expenses. We estimate that the total expenses for this offering, excluding compensation payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $240,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through Piper Sandler, as sales agent, under the Equity Distribution Agreement, and the net proceeds to us in connection with such sales.

Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our common stock on our behalf, Piper Sandler will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Sandler may be required to make because of such liabilities.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Equity Distribution Agreement or (2) termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by Piper Sandler or us at any time upon specified prior written notice.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed herein. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case, in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock. Tax reforms in the United States may result in significant changes in the rules governing U.S. federal income taxation. Such changes may affect the U.S. federal tax consequences of the purchase, ownership and disposition of the common stock discussed herein.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As discussed under “Dividend Policy” above, we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, there can be no assurance that we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and to payments of gross proceeds from the sale or other disposition of such stock. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Piper Sandler & Co. is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2018 and 2017, and the related statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2018, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

Our website address is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through our investor relations section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019, as amended by Form 10-K/A, filed with the SEC on April 30, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the SEC on May 14, 2019, August 14, 2019, and November 14, 2019, respectively;

●	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 28, 2019, January 29, 2019, February 12, 2019, March 20, 2019, April 18, 2019, June 6, 2019, July 8, 2019, July 23, 2019, August 15, 2019, September 5, 2019, October 3, 2019, October 21, 2019, November 14, 2019, December 27, 2019, January 6, 2020, January 10, 2020, February 5, 2020, February 14, 2020, March 6, 2020 and March 17, 2020; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct any requests to:

OncoCyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

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PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

25,539,309 Shares

Common Stock

Offered by the Selling Shareholders

We may, from time to time in one or more offerings, offer and sell up to $100.0 million in the aggregate of common stock, preferred stock, warrants, units or any combination of the foregoing, either individually or as a combination of one or more of these securities. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution for the Company” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also covers the offer and resale by the selling shareholders identified in the section of this prospectus entitled “Selling Shareholders,” or the Selling Shareholders, of up to an aggregate of 25,539,309 shares of our common stock, or the Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon the exercise of outstanding warrants held by the Selling Shareholders, or the Warrants. We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Shareholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the NYSE American LLC, or the NYSE American, under the symbol “OCX”. On May 30, 2019, the last reported sales price of our common stock on the NYSE American was $4.07 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100.0 million of any of the securities described in this prospectus. In addition, the Selling Shareholders may, from time to time, sell up to an aggregate of 25,539,309 shares of our common stock consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants held by the Selling Shareholders, in one or more transactions as described in this prospectus.

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. Each time we or the Selling Shareholders offer and sell securities under this prospectus, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. Neither we nor the Selling Shareholders have authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “OncoCyte,” “we,” “us” or “our” refer to OncoCyte Corporation.

Overview

Our mission is to develop highly accurate, easy to administer, non-invasive molecular diagnostic tests to improve the standard of care for cancer diagnosis by better meeting the needs of patients, physicians and payers. Our current focus is developing DetermaVu™, a non-invasive molecular lung cancer confirmatory diagnostic that can be administered to patients as a blood test. DetermaVu™ utilizes proprietary sets of gene expression markers to help confirm whether suspicious lung nodules detected through Low Dose Computed Tomography, or LDCT, scans, x-rays or other imaging are likely to be benign or malignant.

Molecular diagnostics such as DetermaVu™ are assays that identify a disease by studying molecules such as proteins, deoxyribonucleic acid, or DNA, and ribonucleic acid, or RNA, in a tissue or fluid. DetermaVu™ is based on our proprietary Immune System Interrogation approach that examines the body’s immune system response to a specific disease by measuring differential RNA expression in patients with the disease versus patients without the disease. In the future, we may study whether our technology and Immune System Interrogation approach could have applications in other types of cancer or other diseases.

In January 2019 we completed an R&D Validation study of DetermaVu™ that demonstrated the accuracy of the DetermaVu™ assay in detecting lung cancer. The R&D Validation study demonstrated a sensitivity of 90% (95% CI 82%-95%) and specificity of 75% (95% CI 68%-81%) of DetermaVu™ on a prospectively collected cohort of 250 patient blood samples that were blinded to laboratory operators. Sensitivity is the percentage of malignant nodules that are correctly identified and specificity is the percentage of benign nodules correctly identified with correct identification in our study confirmed by biopsy results or serial imaging. A 95% confidence interval or “CI” suggests that there is a 95% chance that final test performance will be within the stated range. Notably, we obtained these results without including any clinical factors such as nodule size in our proprietary DetermaVu™ algorithm.

In April 2019, we successfully completed an Analytic Validation study and commenced a CLIA Validation study. The Analytic Validation Study involved a series of studies, as specified in guidelines for labs under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, designed to establish the performance characteristics of the ThermoFisher Next Generation Sequencing System used for DetermaVu™. The CLIA Validation study currently underway involves assaying approximately 120 samples previously tested in our R&D Validation study in our CLIA validated lab using the assay system now analytically validated, with the goal of demonstrating that the assay system as being run in our CLIA lab provides the same results as those observed in our R&D Validation study.

We have prioritized our efforts on DetermaVu™ and lung cancer because we believe that the early detection of lung cancer is one of the greatest unmet needs in diagnostics. Our scientific approach is to measure the immune system’s response to disease and as such we believe that it may prove promising in other cancers and other disease areas.

Corporate Information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. Our telephone number is (510) 775-0515. Our website address is www.oncocyte.com. Information contained on, or accessible through, our website, is not, and shall not be deemed to be, incorporated in this prospectus or considered a part thereof.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by Amendment No. 1 thereto on Form 10-K/A, or the Annual Report, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including but not limited to those regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our diagnostic test, regulatory requirements and approvals, commercialization of our diagnostic test, collaborations, competition, market exclusivity, and intellectual property, are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the “Risk Factors” sections and elsewhere in our Annual Report and the other periodic reports and other filings that we file from time to time with the SEC. These factors and the other cautionary statements made in this prospectus and the documents incorporated by reference herein should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. The disclosure in this prospectus, including any forward-looking statement, speaks only as of its date, the date of this prospectus, or the date of any document incorporated by reference into this prospectus, as applicable. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, requirements of our then-existing credit agreements and other factors as our board of directors deems relevant.

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SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $100.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

In addition, the Selling Shareholders may sell up to an aggregate of 25,539,309 shares of our common stock, consisting of shares of our common stock held by the Selling Shareholders and shares of our common stock issuable upon exercise of the Warrants.

The summaries below provide a general description of the securities we and the Selling Shareholders may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we and the Selling Shareholders may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our articles of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our articles of incorporation currently authorizes the issuance of up to 85,000,000 shares of common stock, no par value, and up to 5,000,000 shares of preferred stock, no par value.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Our common stock is listed on the NYSE American under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

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The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING SHAREHOLDERS

This prospectus also relates to the offer and resale by the Selling Shareholders of up to 25,539,309 Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants. The Selling Shareholders may sell any, all or none of the Resale Shares included in and offered by this prospectus. These securities were purchased in various private transactions as summarized below. The summaries do not purport to be complete and, in the case of agreements summarized below, are qualified by reference to the full text of the respective agreements.

BioTime Registration Rights Agreement

In November 2015, we effected a 1-for-2 reverse stock split of our common stock, or the Reverse Stock Split. All share numbers reflected below have been adjusted to give effect to the Reverse Stock Split.

In August 2011, we entered into a Stock Purchase Agreement, or the 2011 Agreement, with BioTime, Inc., or BioTime, pursuant to which we sold and issued 3,500,000 shares of our common stock to BioTime. In May 2015, we entered into a Stock Subscription Agreement, or the May 2015 Agreement, with BioTime pursuant to which we sold and issued 1,500,000 shares of our common stock to BioTime. In September 2015, we entered into another Stock Subscription Agreement, or the September 2015 Agreement, with BioTime pursuant to which we sold and issued 2,710,857 shares of our common stock to BioTime. We refer to the 2011 Agreement, the May 2015 Agreement and the September 2015 Agreement collectively as the Purchase Agreements. In connection with the Purchase Agreements, we entered into a Registration Rights Agreement, first executed in October 2009 and amended in August 2011, May 2015 and November 2015, with BioTime and certain other parties. Pursuant to the Registration Rights Agreement, we agreed, upon the occurrence of certain events and subject to certain conditions, to file with the SEC a registration statement covering the shares of our common stock sold and issued to these parties pursuant to the Purchase Agreements for resale under the Securities Act, and to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the completion of the distribution or distributions being made pursuant to such registration statement, or (ii) such time as these parties are eligible to sell such shares of common stock under Rule 144 under the Securities Act without application of the manner of sale and volume limitations thereunder.

We also issued an aggregate of 11,708,094 shares of our common stock to BioTime in private transactions in October 2009, July 2011 and November 2015 and we have agreed to include all outstanding shares of our common stock issued in those transactions in the registration statement of which this prospectus forms a part. In December 2015, BioTime distributed 4,744,707 shares of the 19,418,951 shares of our common stock it then held to its shareholders. The resulting 14,674,244 shares of our common stock held by BioTime constitute the Resale Shares being registered hereby on behalf of BioTime.

August 2016 Private Placement

In August 2016, we sold an aggregate of 3,246,153 immediately separable units, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock, at a price of $3.25 per unit. The warrants have an exercise price of $3.25 per share of common stock, became exercisable in October 2016, and may be exercised until October 2021. We refer to this transaction as the “August 2016 Private Placement.” We agreed to register the resale of the securities contained in the units, subject to certain conditions. All of the Resale Shares being registered hereby on behalf of The Bailey 1995 Family Trust and Seamark Fund, L.P. represent shares of our common stock issuable upon exercise of Warrants contained in the units they purchased in the August 2016 Private Placement. The Resale Shares being registered hereby on behalf of Broadwood Partners L.P., or Broadwood, include 1,538,461 shares of our common stock and 573,461 shares of our common stock issuable upon exercise of Warrants contained in the units Broadwood purchased in the August 2016 Private Placement.

February 2017 Warrant Exercise Agreements

In February 2017, we entered into warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in February 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 425,000 shares of our common stock and we issued to it a new Warrant to purchase 212,500 shares of our common stock at an exercise price of $3.25 per share;

●	ALB Private Investments LLC, or ALB Investments, cash-exercised warrants to purchase 100,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to ALB Investments a new Warrant to purchase 100,000 shares of our common stock at an exercise price of $5.50 per share;

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●	Phylis Esposito cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants she had purchased in the August 2016 Private Placement), and we issued to Phylis Esposito a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share; and

●	The Thunen Family Trust cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to The Thunen Family Trust a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 212,500 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to ALB Investments, Phylis Esposito and The Thunen Family Trust in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

July 2017 Warrant Exercise Agreements

In July 2017, we entered into additional warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in July 2019 or July 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 540,000 shares of our common stock and we issued to it a new Warrant to purchase 270,000 shares of our common stock at an exercise price of $3.25 per share, expiring in July 2022;

●	Anthony Low-Beer cash-exercised warrants to purchase 150,000 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Anthony Low-Beer a new Warrant to purchase 150,000 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022;

●	Patrick Lin cash-exercised warrants to purchase 76,923 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Patrick Lin a new Warrant to purchase 76,923 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022; and

●	GKarfunkel Family LLC, or GKarfunkel, cash-exercised warrants to purchase 1,000,000 shares acquired in the August 2016 Private Placement (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to GKarfunkel (i) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $3.25 per share, and (ii) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $5.50 per share, in each case expiring in July 2019.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 270,000 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to Anthony Low-Beer, Patrick Lin and GKarfunkel in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

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Securities Purchase Agreements

In March 2018, we entered into a securities purchase agreement pursuant to which we sold and issued an aggregate of 3,968,254 shares of our common stock to Broadwood in a private placement. Pursuant to the securities purchase agreement, we also agreed to register the resale of the shares of our common stock sold in the private placement, subject to certain conditions. We also agreed to pay liquidated damages if we did not file the registration statement in a timely manner. Because the registration statement was not filed as required by the securities purchase agreement, during 2019 we paid $300,000 to Broadwood. The Resale Shares being registered hereby on behalf of Broadwood include these 3,968,254 shares of our common stock.

Material Relationships

Prior to February 2017, we were a majority-owned, consolidated subsidiary of BioTime. Since February 2017, the shares of our common stock held by BioTime have accounted for less than 50% of our total common stock outstanding and we ceased being a consolidated subsidiary of BioTime.

In October 2009, we entered into a Shared Facilities and Services Agreement, or Shared Facilities Agreement, with BioTime, pursuant to which we have use of laboratory and office space at BioTime’s facility in Alameda, California. In addition, pursuant to the Shared Facilities Agreement, BioTime has provided, and continues to provide, administrative support to us on a reimbursable basis, and we presently rely on the provision of certain management and administrative services, including patent prosecution, certain legal services, accounting, financial management, and controls over financial accounting and reporting, by BioTime. Further, since our inception, we have partly financed our operations from loans borrowed from BioTime, of which no amount was outstanding as of March 31, 2019, and sales of the common shares of BioTime, of which we held 353,264 shares as marketable equity securities as of March 31, 2019. The chairman of our board of directors currently serves as a member of the board of directors of BioTime, and the chairman of the board of directors of BioTime currently serves as a member of our board of directors.

Neal Bradsher, who may be deemed a beneficial owner of the Resale Shares directly owned by Broadwood, is a member of the board of directors of BioTime.

Don Bailey, who is co-trustee of The Bailey 1995 Family Trust, served as a member of our board of directors from August 2016 until November 2017, and currently serves on the board of directors of BioTime.

Except as described above, and except for the beneficial ownership of the shares of our common stock described in the table below and the Selling Shareholders’ participation in the transactions associated therewith, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Selling Shareholders Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of each of the Selling Shareholders and information filed with the SEC, sets forth information regarding the beneficial ownership of shares of our common stock owned by the Selling Shareholders as of May 17, 2019. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares beneficially owned is based on 51,972,830 shares of our common stock issued and outstanding as of May 17, 2019. Shares of our common stock that a Selling Shareholder has the right to acquire within 60 days of the filing date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of such Selling Shareholder’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other Selling Shareholder. The number of shares and percentage of our outstanding common stock to be beneficially owned after completion of this offering assumes that the Selling Shareholders will sell all the Resale Shares offered hereby. The Selling Shareholders may offer all, some, or none of the Resale Shares. The Selling Shareholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. Unless otherwise indicated, and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to all shares beneficially owned by them.

Information concerning the Selling Shareholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

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	Shares Beneficially Owned Prior to Offering		Shares Being Offered	Shares Beneficially Owned After Offering
Selling Shareholder	Number	Percent	Number	Number	Percent
BioTime, Inc.(1)	14,674,244	28.23%	14,674,244	—	—
Broadwood Partners, L.P.(2)	9,157,373	17.27	9,157,373	—	—
ALB Private Investments LLC(3)	117,482	*	100,000	17,482	*
Phylis Esposito(4)	50,000	*	50,000	—	—
The Thunen Family Trust(5)	50,000	*	50,000	—	—
Anthony Low-Beer(6)	150,000	*	150,000	—	—
Patrick Lin(7)	191,256	*	76,923	114,333	*
GKarfunkel Family LLC(8)	3,000,000	5.66	1,000,000	2,000,000	3.78
The Bailey 1995 Family Trust(9)	250,769	*	230,769	20,000	*
Seamark Fund, L.P.(10)	150,247	*	50,000	100,247	*

* Less than 1%.

(1)	BioTime has sole voting and dispositive power, exercised through its board of directors consisting of more than three people, with respect to all shares of common stock shown as beneficially owned by BioTime.

(2)	Includes 1,055,961 shares of our common stock that Broadwood may purchase upon the exercise of outstanding Warrants. Broadwood Capital, Inc., or BCI, serves as the General Partner of Broadwood and Neal Bradsher is the President of BCI. BCI and Neal Bradsher have shared voting and dispositive power with respect to, and each may be deemed a beneficial owner of, 9,154,228 shares. Also includes 3,145 shares of our common stock held directly by Neal Bradsher, over which he has sole voting and dispositive power.

(3)	Consists of (i) 100,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 17,482 shares of our common stock that may be acquired upon exercise of other outstanding warrants. Francis A. Mlynarczyk, Jr., as Manager of ALB Private Investments LLC, may be deemed to have voting and dispositive power over these shares.

(4)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(5)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Garret G. Thunen and Carol Thunen, as trustees of The Thunen Family Trust, may be deemed to share voting and dispositive power over these shares.

(6)	Consists of 150,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(7)	Includes (i) 76,923 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 52,447 shares of our common stock that may be acquired upon exercise of other outstanding warrants.

(8)	Includes 1,000,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Henry Reinhold, as Manager of GKarfunkel Family LLC, may be deemed to have voting and dispositive power over these shares.

(9)	Consists of (i) 230,769 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) vested options to purchase 20,000 shares of our common stock. Don Bailey and Linda Bailey, as co-trustees of The Bailey 1995 Family Trust, may be deemed to share voting and dispositive power over these shares.

(10)	Includes 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. John D. Fraser and David T. Harrington, as co-Managing Partners of Seamark Fund, L.P., may be deemed to share voting and dispositive power over these shares.

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PLAN OF DISTRIBUTION FOR THE COMPANY

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE American. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions in securities listed on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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PLAN OF DISTRIBUTION FOR THE SELLING SHAREHOLDERS

Each Selling Shareholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares on the NYSE American or any other securities exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	sales by a broker-dealer of a specified number of such shares at a stipulated price per share, pursuant to agreements between the Selling Shareholder and broker-dealer;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, loans or pledges entered into after the effective date of the registration statement of which this prospectus is a part;

●	writing or settlement of options, derivative securities or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown, in each case in compliance with Rule 2121 of the Financial Industry Regulatory Authority.

In connection with any permitted short sale, loan, pledge, option, derivative or hedging transaction, the Selling Shareholders may enter into agreements with broker-dealers or other financial institution that in turn engage in short sales of our common stock in the course of hedging the positions they assume. If any Resale Shares are delivered to a broker-dealer or other financial institution in connection with any such transaction, the broker-dealer or other financial institution may resell the Resale Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, including, if necessary, updates to the list of selling shareholders to include such broker-dealer or financial institution).

The Selling Shareholders may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any brokers, dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of any Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act. Each Selling Shareholder has advised us that it does not have any written or oral agreement, understanding or arrangement, directly or indirectly, with any broker, dealer, agent or other person regarding the sale of the Resale Shares. There are no underwriters or coordinating brokers acting in connection with the proposed sale of the Resale Shares by the Selling Shareholders.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Shareholders of this requirement, and we will make copies of this prospectus available to them.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

We will pay certain fees and expenses incurred by us incident to the registration of the Resale Shares, including SEC filing fees, fees and expenses of compliance with securities laws, and various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2018 and 2017, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2019;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 14, 2019;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 28, 2019, January 29, 2019, February 12, 2019, March 20, 2019 and April 18, 2019; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.oncocyte.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

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$25,000,000

Common Stock

 Prospectus Supplement

Piper Sandler

March 20, 2020